Exhibit 10.37

PATENT SETTLEMENT AGREEMENT

This PATENT SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of October 25, 2007 (the “Effective Date”) by and between Vonage Holdings Corp. having offices at 23 Main Street, Holmdel, New Jersey (“Vonage”), and Verizon Services Corp., a corporation organized and existing under the laws of Delaware having an office at One Verizon Way, Basking Ridge, New Jersey, (“Verizon”). Vonage and Verizon are individually referred to herein as a “party,” and collectively as the “parties.”

WITNESSETH

WHEREAS, Verizon and certain of its Affiliates (i.e., Verizon Laboratories Inc. and Verizon Communications Inc.) have filed an action against Vonage and an Affiliate of Vonage for patent infringement in actions styled Verizon Services Corp., et al v. Vonage Holdings Corp., et al, pending in the United States District Court for the Eastern District of Virginia and the United States Circuit Court of Appeals for the Federal Circuit (the “Verizon Litigation”);

WHEREAS, Vonage has succeeded to an action against Bell Atlantic Communications, Inc., d/b/a Verizon Long Distance for patent infringement in actions styled Vonage Holdings Corp. v. SBC Internet Services, Inc., et al, pending in the United States District Court for the Northern District of Texas, Fort Worth Division (the “Vonage Litigation”);

WHEREAS, Vonage denies any liability in the Verizon Litigation, and Verizon denies any liability in the Vonage Litigation;

WHEREAS, Vonage, on behalf of itself and its Affiliates (as defined below), desires to settle the Verizon Litigation pursuant to the terms and conditions of this Agreement;

WHEREAS, Verizon, on behalf of itself and its Affiliates, desires to settle the Vonage Litigation pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above promises and mutual covenants hereinafter contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Adverse Decision” means a decision by the United States Court of Appeals for the Federal Circuit in the Verizon Litigation which provides for any of the following: (i) a new claim construction for any of the terms of the claims of the ‘574 or ‘711 patents and a remand for a new trial on such claim construction; (ii) a remand for a new trial of the ‘574 or the ‘711 patent on Vonage’s defense of obviousness; or (iii) the Permanent Injunction Order entered by the Court is vacated, and/or vacated and remanded for further proceedings, with respect to the ‘574 or ‘711 patents.

“Affiliate” means, with respect to either party, any person, organization or entity controlling, controlled by or under common control with, such party. For purposes of this definition only, “control” of another person, organization or entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, management or policies of such person, organization or entity, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, control shall be presumed to exist when a person, organization or entity (i) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other organization or entity, or (ii) possesses, directly or indirectly, the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the organization or other entity.

“Patents” means (i) all classes or types of patents anywhere in the world, including utility patents, utility models, design patents, invention certificates, reexaminations, reissues, extensions and renewals; and (ii) all applications anywhere in the world (including provisional and nonprovisional applications), continuations, divisionals, continuations-in-part, and rights to inventions for which applications may be filed for such patents.

“Person” means an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.

“Third Party” means a Person other than a party to this Agreement or an Affiliate of a party to this Agreement.

“Verizon Patents” means (i) those Patents listed in Exhibit A to this Agreement, (ii) any and all Patents existing or subsequently issuing from any applications claiming priority, in whole or in part, from any of the Patents identified in (i), (iii) any and all non-United States Patents existing or subsequently issuing claiming priority, in whole or in part, from any of the foregoing, (iv) any and all Patents existing or subsequently issuing from continuations, divisionals, continuations-in-part, reexaminations, reissues, extensions, and renewals, or the non-United States equivalents, of any of the foregoing, and (v) all United States and foreign patents and applications, issued or on file as of the Effective Date and owned by Verizon or a Verizon Affiliate (excluding Cellco Partnership d/b/a Verizon Wireless) that would be infringed by Vonage’s products and services existing as of the Effective Date, provided such patents and patent applications shall include any patents and patent applications owned jointly by Verizon or a Verizon Affiliate (excluding Cellco Partnership d/b/a Verizon Wireless) and Cellco Partnership d/b/a Verizon Wireless.

“Vonage Patents” means (i) those Patents listed in Exhibit B to this Agreement, (ii) any and all United States Patents existing or subsequently issuing from any applications claiming priority, in whole or in part, from any of the listed Patents, (iii) any and all non-United States Patents existing or subsequently issuing claiming priority, in whole or in part, from any of the foregoing, and (iv) any and all Patents existing or subsequently issuing from continuations, divisionals, continuations-in-part, reexaminations, reissues, extensions, and renewals, or the non-United States equivalents, of any of the foregoing.

“Vonage Products” means (i) the products and services offered by Vonage or any Vonage Affiliate as of the Effective Date, (ii) modifications and improvements to the products and services described in (i), including products and services of equivalent functionality, and (iii) dual mode phones used, at least in part, with the products and services of (i) and (ii).

ARTICLE II

RELEASES

2.1. Vonage Release of Verizon. Vonage, on behalf of itself and the Vonage Affiliates and their respective officers, directors, and managing members hereby releases Verizon and the Verizon Affiliates and their respective officers, directors, managing members, employees, attorneys, customers, and vendor/suppliers (other than Nortel, but only to the extent Verizon or any Verizon Affiliate does not have an indemnity obligation to Nortel as of the Effective Date for the provision of products and services to Verizon or any Verizon Affiliate) (to the extent that activities of the vendor/suppliers are for the benefit of the Verizon or Verizon Affiliates) from and against any and all claims, liability, demands, rights of action, and related obligations, damages, losses, costs, attorney fees and expenses occurring from the beginning of time to the Effective Date, which it has or may have, including without limitation those claims related to the Vonage Patents, excepting only those claims for trade payments arising in the ordinary course of business.

2.2. Verizon Release of Vonage. Verizon, on behalf of itself and the Verizon Affiliates and their respective officers, directors, and managing members hereby releases Vonage and the Vonage Affiliates and their respective officers, directors, managing members, employees, attorneys, customers, and vendor/suppliers (to the extent that activities of the vendor/suppliers are for the benefit of the Vonage or Vonage Affiliates) from and against any and all claims, liability, demands, rights of action and related obligations, damages, losses, costs, attorneys fees and expenses occurring from the beginning of time to the Effective Date, which it has or may have, including without limitation, those claims related to the Verizon Patents, excepting only those claims for trade payments arising in the ordinary course of business; provided, however, the foregoing release is expressly contingent and will not be effective until the following conditions have been met: (i) Verizon receives and retains the amounts paid to Verizon pursuant to Section 5.1 hereof; and (ii) ninety-one (91) days have elapsed after the payment to Verizon of all of the amounts set forth in Section 5.1 hereof and Vonage or any Vonage Affiliate has not become a debtor, either voluntarily or involuntarily, under any chapter of the United States Bankruptcy Court; and (iii) Vonage has not sought protection from its creditors under any other federal or state law at any time prior to ninety-one (91) days after the last payment has been made to Verizon pursuant to Section 5.1.

ARTICLE III

GRANTS AND COVENANTS

3.1. Vonage Covenant Not to Sue Verizon. In consideration of the terms herein, Vonage, on behalf of itself and the Vonage Affiliates and their respective officers, directors, and managing members, hereby covenants not to sue Verizon, Verizon Affiliate, or any Verizon customer, during the term of any Vonage Patent, for infringement of any Vonage Patent by reason of Verizon or any Verizon Affiliate making, having made, using, having used, selling, having sold, importing, having imported, offering for sale or having offered for sale any products, systems, services and methods of Verizon and/or any Verizon Affiliate that are made, used, sold, imported or offered for sale by or for the benefit of Verizon or any Verizon Affiliate. The foregoing covenant may be pled as a full and complete defense to, and may be a used as a basis for an injunction against, any action, suit or other proceeding in breach of this covenant. The foregoing covenant does not extend to the products, systems, services or methods of any Third Party, except to the extent the Third Party (other than Nortel, but only to the extent Verizon or any Verizon Affiliate does not have an indemnity obligation to Nortel as of the Effective Date for the provision of products and services to Verizon or any Verizon Affiliate) is providing such products, systems, services and/or methods for the benefit of the Verizon or the Verizon Affiliates in the exercise of Verizon’s or any of its Affiliates’ making, using, selling, importing or offering for sale such products, systems, services and/or methods. Vonage agrees that any assignments, sale or other transfer of any of the Vonage Patents shall include a written agreement by the assignee, purchaser or other transferee that such Vonage Patents shall be subject to the foregoing covenant.

3.2. Verizon Covenant Not to Sue Vonage. In consideration of the terms herein , Verizon, on behalf of itself and the Verizon Affiliates and their respective officers, directors, and managing members, hereby covenants not to sue Vonage, Vonage Affiliates, or any Vonage customer for infringement of any Verizon Patent by reason of Vonage or any Vonage Affiliate making, having made, using, having used, selling, having sold, importing, having imported, offering for sale or having offered for sale any Vonage Products or use by a Vonage customer of any Vonage Product; provided, however, the foregoing covenant shall be effective from the Effective Date until ninety-one (91) days after the payment to Verizon of all amounts set forth in Section 5.1, provided, further, however, the foregoing covenant shall automatically be extended for the full term of the Verizon Patents, unless earlier terminated as provided herein, if ninety-one (91) days have elapsed after the payment to Verizon of all of the amounts set forth in Section 5.1 hereof and Vonage or any Vonage Affiliate has not become a debtor, either voluntarily or involuntarily, under any chapter of the United States Bankruptcy Court or has not sought protection from its creditors under any other federal or state law at any time prior to ninety-one (91) days after payment to Verizon of all amounts set forth in Section 5.1. The foregoing covenant may be pled as a full and complete defense to, and may be a used as a basis for an injunction against, any action, suit or other proceeding in breach of this covenant The foregoing covenant does not extend to the products, systems, services or methods of any Third Party, except to the extent the Third Party is providing such products, systems, services and/or methods for the benefit of Vonage or the Vonage Affiliates in the exercise of Vonage’s or any of its Affiliates’ making, using, selling, importing or offering for sale such products, systems, services and/or methods. Verizon agrees that any assignments, sale or other transfer of any of the Verizon Patents shall include a written agreement by the assignee, purchaser or other transferee that such Verizon Patents shall be subject to the foregoing covenant.

3.3 Verizon Covenant Not to Sue Vonage for Infringement of Verizon Field of Use Patents. Subject to the receipt by Verizon of all of the payments required pursuant to Section 5.1 hereof, Verizon, on behalf of itself and the Verizon Affiliates and their respective officers, directors, and managing members, hereby covenants not to sue Vonage, any Vonage Affiliate, or any Vonage customer during the Field of Use Term, for infringement of any Verizon Field of Use Patent by reason of Vonage or any Vonage Affiliate making, having made, using, having used, selling, having sold, importing, having imported, offering for sale or having offered for sale any Vonage Product (which shall not include any “private label” product or service supplied by Vonage or any Vonage Affiliate) or use by a Vonage customer of any Vonage Product; provided, however, the foregoing covenant shall be effective from the Effective Date until ninety-one (91) days after the payment to Verizon of all amounts set forth in Section 5.1, provided, further, however, the foregoing covenant shall automatically be extended for the full Field of Use Term, unless earlier terminated as provided herein, if ninety-one (91) days have elapsed after the payment to Verizon of all of the amounts set forth in Section 5.1 hereof and Vonage or any Vonage Affiliate has not become a debtor, either voluntarily or involuntarily, under any chapter of the United States Bankruptcy Court or has not sought protection from its creditors under any other federal or state law at any time prior to ninety-one (91) days after the payment to Verizon of all amounts set forth in Section 5.1. The foregoing covenant shall extend to the acquiring or acquired company of Vonage or any Vonage Affiliate as a result of a Business Combination, but only to the Vonage Existing Subscribers and only for a period of six (6) months after the conclusion of such Business Combination; provided, however, Verizon agrees to discuss, during such six (6) month period, in good faith, terms, including additional compensation to Verizon, under which a covenant not to sue under such Verizon Field of Use Patents may be extended to such acquiring or acquired company. In the event no agreement is reached between Verizon and the acquired/acquiring company during the six (6) month period, the covenant not to sue under such Verizon Field of Use Patents shall immediately terminate as to Vonage, the Vonage Affiliates and the acquiring/acquired company. The foregoing covenant does not extend to the products, systems, services or methods of any Third Party, including if the Third Party is providing such products, systems, services and/or methods as part of the Vonage Products or for the benefit of Vonage or a Vonage Affiliate (except to the extent that Vonage or any Vonage Affiliate has an indemnity obligation to such Third Party as of the Effective Date).

The foregoing covenant is a personal covenant of Verizon and any assignments, sale or other transfer of any of the Verizon Patents shall not be subject to the foregoing covenant.

As used in the foregoing section, “Verizon Field of Use Patents” means the claims of (i) those patent applications and Patents that have a priority date (or if no priority date, then the filing date thereof) on or before the Effective Date that are owned, in whole or in part, by Verizon or any Verizon Affiliate (excluding Cellco Partnership d/b/a Verizon Wireless or any of its subsidiaries) or (ii) that are acquired by Verizon or any Verizon Affiliate (excluding Cellco Partnership d/b/a Verizon Wireless or any of its subsidiaries) within one year after the Effective Date that are infringed by:

1.	The manufacture, use, sale or offering for sale of Vonage Products (which shall not include any wholesale sale of Vonage Products, other than to customers of Vonage or a Vonage Affiliate purchasing at wholesale as of the Effective Date);

2.	The development, testing and use by Vonage or any Vonage Affiliates of network systems, billing systems, and/or control systems in the provision of Vonage Products to end-users of Vonage or any Vonage Affiliate; or

3.	The manufacture, use, sale, distribution or leasing by Vonage or any Vonage Affiliate of hardware, software and equipment used by end users of Vonage or any Vonage Affiliate in the use of Vonage Products.

As used in the foregoing section, “Field of Use Term” means a period of four (4) years after the Effective Date, unless earlier terminated by a Business Combination (as provided in this Section) or otherwise terminated pursuant to the terms of this Agreement.

3.4. Enforcement of Injunction Against Vonage. The parties agree to enter the Consent Order pursuant to Section 4.1. It is understood and agreed that, until the entry of the Consent Order or an Adverse Decision regarding the ‘711 or ‘574 patents from the United States Court of Appeals for the Federal Circuit, nothing contained in this Agreement shall affect the judgments or injunctions entered against Vonage in the Verizon Litigation.

3.5. No Other Rights. Except for the foregoing covenants not to sue and the releases of Article II, no rights or licenses are granted to Verizon or any Verizon Affiliate under any Vonage Patents or other intellectual property rights, or to Vonage or any Vonage Affiliate under any Verizon Patents or other intellectual property rights. Nothing contained in this Agreement shall be construed as in any way granting any kind of license rights or releases to Verizon under any of the Vonage Patents or to Vonage under any of the Verizon Patents; all such rights, including license rights, being expressly reserved by the respective owner of the Vonage Patents/Verizon Patents and expressly or by implication not granted to or for the benefit of the other party, nor to any of its customers or any other person or entity. The specific intent of both parties to this Agreement is to not grant any kind of license rights, expressly or by implication, under any of the Vonage Patents or Verizon Patents to any person or entity, including the other party.

ARTICLE IV

DISMISSAL OF LITIGATION

4.1. Dismissal of the Verizon Litigation. The parties shall cause their respective counsel to execute and file a Consent Order regarding settlement payments in the form set forth in Exhibit C (the “Consent Order”). The parties recognize that issuance of the mandate from the United States Court of Appeals for the Federal Circuit will immediately dissolve the stay pending appeal and that the Permanent Injunction, to the extent the Permanent Injunction is not vacated on appeal, will thereby immediately take effect. The parties agree that, within two (2) business days thereafter, they will submit to the District Court a request for action based on the applicable alternative among the proposed Consent Orders included in Exhibit C-1, hereto, such Consent Orders to be modified as appropriate by the parties to the extent necessary to conform with the decision of the United States Court of Appeals for the Federal Circuit. If the parties do not mutually agree on the Consent Order within the above referenced timeframe, either party may submit the applicable proposed Consent Order attached in Exhibit C-1. After any decision by the United States Court of Appeals for the Federal Circuit, both parties agree not to further appeal the Verizon Litigation. The parties shall promptly proceed with any and all additional procedures needed to dismiss with prejudice the Verizon Litigation. The parties agree that the settlement of the Verizon Litigation is intended solely as a compromise of disputed claims, counterclaims and defenses.

4.2. Dismissal of the Vonage Litigation. Within five (5) days after the Effective Date, the parties shall cause their respective counsel to execute and file a Stipulation of Dismissal With Prejudice in the form set forth in Exhibit D (the “Order of Dismissal”) dismissing with prejudice all claims between the parties in the Vonage Litigation. The parties shall promptly proceed with any and all additional procedures needed to dismiss with prejudice the Vonage Litigation. The parties agree that the settlement of the Vonage Litigation is intended solely as a compromise of disputed claims, counterclaims and defenses.

4.3 The parties agree that they shall bear their own costs, expenses and attorneys’ fees relating to the Verizon Litigation, the Vonage Litigation and to the negotiation of this Agreement.

ARTICLE V

CONSIDERATION

5.1. In consideration of the releases and covenants set forth in Articles II and III hereof, Vonage and Verizon agree to immediately and jointly move the United States District Court for the Eastern District of Virginia to issue an order to effectuate the payments from Traveler’s Insurance Co. (“Travelers”) and Burke and Herbert Bank as described below:

(i) to pay Verizon Eighty Million U.S. Dollars ($80,000,000) by wire transfer and comprised of:

(a) Sixty Six Million U.S. Dollars ($66,000,000) directly from Traveler’s Insurance Co. (“Travelers”) to Verizon, which funds Travelers is holding as security from Vonage for the supersedeas bond posted with the Court in the Verizon Litigation dated April 13, 2007; and

(b) Fourteen Million U.S. Dollars ($14,000,000) from funds being held in the escrow account established by the Clerk of the Court in the Verizon Litigation at Burke and Herbert Bank to be paid directly to Verizon with the balance (approximately Eight Million U.S. Dollars ($8,000,000)) in such Court escrow account, including interest, payable to the escrow account established at Deutsche Bank as described in subsection (ii) below;

(ii) Vonage agrees to pay by wire transfer to an escrow account established at Deutsche Bank from Vonage in the approximate amount of Thirty Two Million U.S. Dollars ($32,000,000) such that the total amount payable by Vonage to Verizon pursuant to Section 5.1(i) and to the escrow account in favor of Verizon pursuant to this Section 5.1 (ii) is One Hundred Twenty Million U.S. Dollars ($120,000,000); it being understood and agreed that all amounts in the foregoing Deutsche Bank escrow account, including interest thereon, shall be payable to either (1) Vonage in the event of an Adverse Decision or (2) upon a decision of the United States Court of Appeals for the Federal Circuit which is not an Adverse Decision (an Adverse Decision shall not include dissolution of the stay pending appeal) to: (A) Verizon in the amount of Thirty Seven Million Five Hundred Thousand U.S. Dollars ($37,500,000), plus all interest from such Deutsche Bank escrow account, and (B) designated charitable organizations (listed in Exhibit E) in the amount of Two Million Five Hundred Thousand U.S. Dollars ($2,500,000). Within 2 business days of the issuance of the mandate by the United States Court of Appeals for the Federal Circuit, the parties shall jointly notify Deutsche Bank of the proper disposition of the funds held in escrow pursuant to this paragraph. Either Vonage or Verizon, whoever is the recipient of the funds from Deutsche Bank pursuant to this paragraph (but not the charitable organizations listed in Exhibit E), shall pay Deutsche Bank the fee for administration of the account. If either party is required to seek relief from the court in order to obtain the other party’s direction to Deutsche Bank for the release of the funds to it, the parties agree that the party not providing proper direction to Deutsche Bank shall pay the other party’s reasonable attorney’s fees in seeking such relief.

5.2. The parties agree this is a settlement of litigation and that the foregoing consideration does not represent a royalty for the infringement alleged in the Verizon Litigation and is fair consideration for resolution of the litigation in the present circumstances. Further, this Agreement is the result of compromise between Verizon and Vonage in the claims and actions described herein and shall never for any purpose be considered an admission of liability, fault, and/or responsibility by Verizon or Vonage; nor shall the existence or performance of any obligation under this Agreement constitute or be construed as any admission of any liability, fault, or responsibility whatsoever by Verizon or Vonage.

5.3. All taxes imposed upon the recipient of benefits under this Agreement shall be paid by the party receiving such benefit(s).

ARTICLE VI

TERM AND TERMINATION

6.1. Term. The term of this Agreement shall commence upon the Effective Date and, unless terminated as permitted pursuant to this Article VI, shall continue until the expiration of the last-to-expire Vonage Patent and the Verizon Patents.

6.2. Termination by Verizon. Upon the occurrence of any of the following (the “Vonage Events of Termination”), Verizon shall have the right to terminate this Agreement upon written notice to Vonage:

(a) Failure of Vonage to make payments to Verizon as required by Section 5.1, provided Vonage shall have five (5) days from the date of notice by Verizon to cure such failure to pay;

(b) Breach by Vonage or any Vonage Affiliate of any material provision of this Agreement, other than failure to make payments to Verizon as required by Section 5.1, provided, Vonage shall have ninety (90) days from the date of notice by Verizon to cure such breach;

(c) Any attempt by Vonage, any Vonage Affiliate or any third party (including a trustee in bankruptcy) to recover or challenge any payments made by Vonage pursuant to Section 5.1; and

(d) Any attempt by Vonage or any Vonage Affiliate to challenge the validity or enforceability of the Verizon Patents.

6.3. Termination by Vonage. Upon the occurrence of any of the following (the “Verizon Events of Termination”), Vonage shall have the right to terminate this Agreement upon written notice to Verizon:

(a) Breach by Verizon or any Verizon Affiliate of any material provision of this Agreement, provided, Verizon shall have ninety (90) days from the date of notice by Verizon to cure such breach; and

(b) Any attempt by Verizon or any Verizon Affiliate to challenge the validity or enforceability of the Vonage Patents.

6.4 Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.2, Sections 2.1, 2.2 (but only if Verizon has received and is able to retain all of the payments required pursuant to Section 5.1) and 3.1 remain in full force and effect, and Sections 3.2 and 3.3 shall immediately terminate and be of no force and effect. In the event of termination of this Agreement pursuant to Section 6.3, Sections 2.1, 2.2 and 3.2 remain in full force and effect, and Section 3.1 shall immediately terminate and be of no force and effect.

ARTICLE VII

ASSIGNMENT

7.1 Assignment. Except and to the extent expressly set forth in Section 7.2, neither party may assign or otherwise transfer this Agreement or any right or permission hereunderto any Third Party without the prior written consent of the other party. Any assignment or transfer in violation of this Section 7.1 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

7.2 Business Combination. Neither party shall assign or otherwise transfer this Agreement or any rights or obligations under this Agreement to any Third Party, whether by assignment, operation of law or otherwise. The party may assign or otherwise transfer this Agreement or any rights or benefits of this Agreement to an Affiliate of the party who agrees in writing to be bound by the terms and conditions of this Agreement. Upon any assignment by Vonage to a Third Party of this Agreement or the covenants or benefits of this Agreement, the covenant not to sue extended to Vonage and its Affiliates pursuant to Section 3.2 of this Agreement shall immediately terminate.

Notwithstanding the foregoing, in the event of any Business Combination (hereinafter defined) which results in Additional Subscribers to Vonage after the Business Combination, then the covenant not to sue set forth in Section 3.2 of this Agreement will extend to the Additional Subscribers to the Vonage Products to the extent that the total number of Vonage Subscribers (hereinafter defined) resulting after such Business Combination is no greater than the number determined by multiplying the Growth Rate (hereinafter defined) by the number of subscribers of Vonage Products immediately prior to the Business Combination (“Adjusted Vonage Subscribers”) without the payment of any additional amounts to be paid to Verizon by Vonage pursuant to Section 5.1 of this Agreement. If the aggregate number of Vonage Subscribers after such Business Combination is greater than the number of Adjusted Vonage Subscribers, then the covenant not to sue set forth in Section 3.2 of this Agreement shall be limited during the twelve month period after the Business Combination to the Adjusted Vonage Subscribers and any Vonage Subscribers in excess of such Adjusted Vonage Subscribers will not be subject to the covenants not to sue set forth in Section 3.2 of this Agreement. Notwithstanding the foregoing, beginning twelve (12) months after the Business Combination, the number of Vonage Subscribers that can enjoy the benefit of the covenant not to sue set forth in Section 3.2 shall be increased by multiplying the Growth Rate during the preceding twelve (12) month period times the number of Vonage Subscribers that enjoyed the benefit of the covenant not to sue set forth in Section 3.2 at the end of such twelve (12) month period. Additionally, in any Business Combination, no release, license or covenant not to sue, express or implied, shall extend to products and services of the acquired or acquiring company or their assets in such Business Combination, except and to the extent that the subscribers of such products and services become Additional Subscribers after the Business Combination pursuant to this Section 7.2. If a Business Combination results in Vonage Subscribers in excess of Adjusted Vonage Subscribers, Vonage and Verizon agree to discuss in good faith terms, including additional compensation to Verizon, under which a covenant not to sue may be granted for such Vonage Subscribers in excess of the Adjusted Vonage Subscribers and for any products and services of the acquired or acquiring company or their assets in such Business Combination.

If an Affiliate of Vonage ceases to be an Affiliate of Vonage (“Former Affiliate”), the covenant not to sue set forth in Section 3.2 of this Agreement shall cease to apply to such Former Affiliate as of the date the Former Affiliate ceases to be an Affiliate of Vonage under this Agreement. If a Person becomes an Affiliate of Vonage after the Effective Date (“New Affiliate”), such New Affiliate shall only be entitled to the covenant not to sue set forth in Section 3.2 of this Agreement to the extent the total number of Vonage subscribers for Vonage Products, including those of the New Affiliate, do not exceed the number of Vonage subscribers allowed to receive the benefit of the covenant not to sue set forth in Section 3.2 pursuant to the above. Nothing in this paragraph shall restrict Vonage’s ability to restructure itself and its Affiliates with no substantive effect on the Vonage business as it was conducted immediately prior to such restructure. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

As used above, “Growth Rate” means (i) for any Business Combination occurring during the first six (6) months after the Effective Date, the average growth rate in Vonage subscribers for the Vonage Products during the immediately preceding six (6) months, and (ii) for any Business Combination occurring after the first six (6) months after the Effective Date, the average growth rate in Vonage subscribers for the Vonage Products during the immediately preceding twelve (12) months. As used above, “Additional Subscribers” means additional subscribers of the Vonage Products as a result of a Business Combination where the VoIP and/or wireless products and services used by such additional subscribers are not already covered by a covenant not to sue or license under the Verizon Patents. As used above, “Vonage Subscribers” means the total of (i) the subscribers of Vonage Products immediately prior to the Business Combination, and (ii) the additional subscribers of Vonage Products after the Business Combination. As used above, a “Business Combination” means a transaction or series of related transactions in which either (i) all or substantially all of the business or assets of Vonage are sold or otherwise transferred to a third party, whether by assignment, operation of law or otherwise; (ii) Vonage undergoes a

Change of Control; (iii) Vonage or its Affiliate acquires any business or assets from a third party, whether by assignment, operation of law or otherwise; or (iv) Vonage or any of its Affiliates acquires, directly or indirectly, more than fifty (50%) of the voting power with respect to the election of directors or similar managing authority of any third party. As used above, a “Change of Control” means a transaction or series of related transactions in which either (i) Vonage consolidates or merges with or into another Person, or (ii) any Person consolidates with, or merges with or into, Vonage, in each case unless the direct holders of voting power with respect to the election of directors or similar managing authority of Vonage immediately prior to the transaction or series of related transactions will hold, directly or indirectly, more than fifty (50%) of the voting power with respect to the election of directors or similar managing authority of the surviving entity immediately after the transaction or series of related transactions.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1. Representations and Warranties.

(a) Vonage represents and warrants as of the Effective Date that: (i) Vonage or a Vonage Affiliate owns the entire, right title and interest in and to the Vonage Patents, and has the right to grant releases and covenants not to sue with respect to the Vonage Patents of the full scope set forth herein without payment of any consideration to any Vonage Affiliate or Third Party, (ii) to the knowledge of Vonage, the Vonage Patents are valid and enforceable, and (iii) it has not assigned or otherwise transferred to any other Person any rights to enforce any of the Vonage Patents or to any causes of action, damages or other remedies, or any Vonage Patents, claims, counterclaims or defenses, relating to the Vonage Litigation or Vonage Patents. Vonage further represents and warrants that it is represented by counsel in this matter and that it understands the legal import of and agrees with the rights, releases and covenants not to sue granted to Verizon and Verizon Affiliates pursuant to this Agreement.

(b) Verizon represents and warrants as of the Effective Date that: (i) Verizon or a Verizon Affiliate owns the entire, right title and interest in and to the Verizon Patents, and has the right to grant releases and covenants not to sue with respect to the Verizon Patents of the full scope set forth herein without payment of any consideration to any Vonage Affiliate or Third Party, (ii) to the knowledge of Verizon, the Verizon Patents are valid and enforceable, and (iii) it has not assigned or otherwise transferred to any other Person any rights to enforce any of the Verizon Patents or to any causes of action, damages or other remedies, or any Verizon Patents, claims, counterclaims or defenses, relating to the Verizon Litigation or Verizon Patents. Verizon further represents and warrants that it is represented by counsel in this matter and that it understands the legal import of and agrees with the rights, releases covenants not to sue granted to Vonage and Vonage Affiliates pursuant to this Agreement.

(c) Nothing contained in this Agreement shall be construed as:

(i) a warranty or representation by either party that any manufacture, sale, use or other disposition of products by the other party has been or will be free from infringement of any of the Vonage Patents/Verizon Patents;

(ii) an agreement by either party to bring or prosecute actions or suits against third parties for infringement, or conferring any right to the other party to bring or prosecute actions or suits against third parties for infringement;

(iii) conferring any right to the other party to use in advertising, publicity, or otherwise, any trademark, trade name or names of either party, or any contraction, abbreviation or simulation thereof without the prior written consent of the other party; or

(iv) conferring by implication, estoppel or otherwise, upon either party, any license or other rights under other Vonage Patents/Verizon Patents or any other intellectual property rights, except for the releases and covenants not to sue expressly granted hereunder.

8.2. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier with package tracing capabilities or by registered or certified airmail, postage prepaid, addressed as follows:

If to Vonage:

Vonage
23 Main Street Holmdel, NJ 07733
Attn.: Chief Legal Officer
Facsimile: 732-226-0577

Copy to:

Steptoe & Johnson
1330 Connecticut Ave. Washington, DC 20006

Attn.: Scott Doyle, Esq.

If to Verizon:

c/o	Verizon
1515 N. Courthouse Road Arlington, VA 22201
Attn: Senior Vice President and Deputy General Counsel
Facsimile: 703-351-3670

Copy to:

Winston & Strawn
1700 K Street, N.W. Washington, DC 20006

Attn: Charles Molster, Esq.
Facsimile: 202-282-5100

Such notices shall be deemed to have been served when received by addressee. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

8.3. Publicity. Neither party will issue a press release or any other announcement regarding this Agreement or the relationship contemplated herein unless both parties provide prior consent in writing; said mutually agreed press release is attached hereto as Exhibit F. Notwithstanding the foregoing, either party may issue any filings required by law, regulation or court order, provided such party shall give the other party a reasonable opportunity to comment on such filings.

8.4. Governing Law. This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of New York, without reference to conflict of laws principles.

8.5. Jurisdiction. Vonage and Verizon agree (a) that all disputes and litigation arising out of this Agreement, its construction, interpretation and matters connected with its performance be subject to the exclusive jurisdiction of the federal court in the Eastern District of Virginia located in Alexandria, Virginia (the “Court”), (b) the Court shall retain jurisdiction to enforce the terms of the Consent Order and this Agreement, and (c) to submit any disputes, matters of interpretation, or enforcement actions arising with respect to the subject matter of this Agreement exclusively to the Court. The parties hereby waive any challenge to the jurisdiction or venue of the Court over these matters.

8.6 Enforceability of Agreement. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.

8.7 Entire Agreement. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

8.8 Modification; Waiver. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

8.9 Construction; Language. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The headings in this Agreement will not be referred to in connection with the construction or interpretation of this Agreement. This Agreement is in the English language only, which language shall be controlling in all respects, and all notices under this Agreement shall be in the English language.

8.10 Counterparts. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each party as if they were original signatures.

8.11 Vonage Board Approval. This Agreement is subject to the approval of the Board of Directors of Vonage, which approval shall be obtained by no later than the close of business (i.e., 5:00 PM EDT) October 26, 2007. If such approval is not obtained, the Agreement is null and void ab initio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed below by their respective duly authorized officers.

VONAGE HOLDINGS CORP.		VERIZON SERVICES CORP.

By:	/s/ Sharon A. O’Leary	By:	/s/ John Thorne
Name:	Sharon A. O’Leary	Name:	John Thorne
Title:	Executive Vice President and Chief Legal Officer	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT A

LIST OF UNITED STATES “VERIZON PATENTS”

Issued United States Patents

US 6,104,711

US 6,282,574

US 6,215,790

US 6,157,636

US 6,205,139

US 6,539,015

US 6,295,292

US 6,157,648

US 6,292,481

US 6,839,340

US 6,289,010

US 6,137,869

US 6,430,275

US 6,359,880

US 6,542,497

US 7,088,705

US 6,721,306

US 6,298,062

US 6,707,797

US 6,457,043

US 6,031,896

US 7,116,656

US 6,128,304

EXHIBIT B

LIST OF UNITED STATES “VONAGE PATENTS”

Issued United States Patents

US 4,782,485

US 5,018,136

US 5,444,707

EXHIBIT C

CONSENT ORDER REGARDING SETTLEMENT PAYMENTS

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

Alexandria Division

VERIZON SERVICES CORP., et al.,	)
)
)
Plaintiffs,	)
)
v.	)	1:06cv682 (CMH/BRP)
)
VONAGE HOLDINGS CORP., et al.,	)
)
)
Defendants.	)

CONSENT ORDER

UPON CONSIDERATION of the agreement of the parties, as reflected by the signatures of their counsel below, it is hereby

ORDERED that Travelers Insurance Co. (“Travelers”) shall pay $66 million to Verizon Communications Inc. (“Verizon”), by wire transfer immediately upon the entry of this Order, which funds Travelers is holding as security from Vonage Holdings Corp. and Vonage America Inc. (“Vonage” or the “Vonage Defendants”) for the supersedeas bond which Travelers issued to secure payment of the money judgment entered in connection with this action and which it posted with this Court dated April 13, 2007; and it is further

ORDERED that, pursuant to the parties’ settlement agreement, once the $66 million has been wired to Verizon as stated above, the Judgment entered in this action will have been fully satisfied, and therefore the Supersedeas Bond filed with the Court on April 13, 2007 will no longer be required and shall be deemed fully and unconditionally discharged, released and exonerated and Travelers shall be released from any and all past, present, and future liability in connection with the issuance of the Supersedeas Bond; and it is further

ORDERED that, upon Verizon’s receipt of the $66 million wire transfer, which receipt Verizon shall promptly confirm to Vonage and the Clerk of the Court, the Clerk of the Court is hereby directed to forthwith release the said Supersedeas Bond recorded with this Court to William Bosch, Esq. of Steptoe & Johnson LLP for immediate return to Travelers; and it is further

ORDERED that the Clerk of this Court shall cause $14 million of the monies being held in the escrow account established in this case at Burke and Herbert Bank to be delivered to Verizon by wire transfer within 2 business days from the date of this Order; and it is further

ORDERED that the Clerk of the Court shall cause all remaining monies contained in this same escrow account to be delivered to Deutsche Bank by wire transfer within 2 business days of the date of this Order, and the parties shall provide to the Clerk of the Court all appropriate wire transfer information immediately upon entry of this Order.

ENTERED this      day of October, 2007

Alexandria, Virginia
United States District Judge

WE ASK FOR THIS:

Charles B. Molster, III (VA Bar No. 23613)
Winston & Strawn LLP 1700 K Street, N.W. Washington, DC 20006-3817

(202) 282-5988

Dan K. Webb*
Peter C. McCabe*
Peggy M. Balesteri*
Winston & Strawn LLP 35 West Wacker Dr. Chicago, Illinois 60601

John Thorne*
Robert H. Griffen*
VERIZON
1515 North Courthouse Road Arlington, Virginia 22201

Counsel for VERIZON SERVICES CORP.,
VERIZON LABORATORIES INC. and
VERIZON COMMUNICATIONS INC.

Scott W. Doyle	(VA Bar No. 36915)
William M. Bosch	(VA Bar No. 34589)
Seth A. Watkins	(VA Bar No. 44639)
Daniel L. Girdwood	(VA Bar No. 68177)
Roger E. Warin*
Steven J. Barber*
Jose R. Gonzalez-Magaz*
STEPTOE & JOHNSON LLP
1330 Connecticut Ave., NW Washington, DC 20036-1795

Counsel for VONAGE HOLDINGS CORP. and VONAGE AMERICA, INC.

* Counsel admitted pro hac vice

EXHIBIT C-1

APPLICABLE CONSENT ORDERS

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

Alexandria Division

VERIZON SERVICES CORP., et al.,	)
)
)
Plaintiffs,	)
)
v.	)	1:06cv682 (CMH/BRP)
)
VONAGE HOLDINGS CORP., et al.,	)
)
)
Defendants.	)

CONSENT ORDER

UPON CONSIDERATION of the decision of the United States Court of Appeals for the Federal Circuit dated September 27, 2007, and the issuance of the mandate of the Federal Circuit on                     , and the agreement of the parties, as reflected by the signatures of their counsel below, it is hereby

ORDERED that this Court’s Permanent Injunction Order of April 12, 2007, as modified on appeal, which has been in effect since the date that the mandate was issued by the Federal Circuit, is hereby superseded and replaced with this CONSENT ORDER; and it is further

ORDERED that, based on the parties’ agreement, Verizon’s claims of infringement of the ‘880 patent as set forth in Count 7 of its Amended Complaint for Injunctive and Other Relief, and Vonage’s claims for non-infringement, invalidity and enforceability of the ‘880 patent as set forth in Counts VII, XIV, and XV of Vonage’s Answer and Counterclaim, are hereby dismissed with prejudice, each party to bear its own costs and expenses, including attorney’s fees, and it is further

ORDERED that this Court’s order of August 23, 2007, approving the parties’ Stipulation regarding Vonage’s payment of costs incurred by Verizon in this action is hereby vacated, as it has been mooted by the parties’ settlement agreement; and it is further

ORDERED that the Vonage Defendants, together with their officers, agents, servants, employees, corporate affiliates, corporate parent, attorneys, and each and every person in active concert or participation with them (collectively the “Vonage Enjoined Parties”), are hereby restrained and enjoined, pursuant to 35 U.S.C. § 283 and Fed. R. Civ. P. 65(c), from further infringing Claim 27 of U.S. Patent No. 6,282,574 and Claim 20 of U.S. Patent No. 6,104,711 (the “Infringed Claims”) and are further enjoined from directly or indirectly making, using, selling, offering to sell or importing into the United States any product or service which employs any method embodied in the Infringed Claims, or any method that is only a colorable variation thereof, whether alone or in combination with other products or services, and from otherwise infringing or inducing others to infringe the Infringed Claims, including but not limited as follows:

1. Regarding Claim 27 of U.S. Patent No. 6,282,574, the Vonage Enjoined Parties are further specifically enjoined from making, using, offering for sale, selling or importing into the United States any system, method, or device, or portion of the foregoing, which implements the method used by Vonage, or any method that is only a colorable variation thereof, for processing a telephone call made by a Vonage customer a device connected to the public switched telephone network (“PSTN”), in which a Vonage customer’s calling device sends a SIP INVITE message to a Vonage proxy server, which from the message produces a telephone number for the called party on the PSTN, and where a Vonage media gateway subsequently sends to the calling device (whether directly or indirectly) a reply message, such as a SIP 183 SESSION PROGRESS message or a SIP 200 OK message, that includes the telephone number of the called party and the IP address of the Vonage media gateway, or of an RTP relay if the call is routed through an RTP relay. The Vonage Enjoined Parties are further specifically enjoined from making, using, offering for sale, selling, or importing into the United States any system, method, or device, or portion of the foregoing, which implements the method used by Vonage, or any method that is only a colorable variation thereof, for processing a telephone call made to a Vonage customer from a device connected to the public switched telephone network (“PSTN”), in which a Vonage media gateway connected to the PSTN sends a SIP INVITE message to a Vonage proxy server, which from the message produces the Vonage customer’s telephone number, and where the Vonage customer’s equipment subsequently sends to the media gateway a reply message, such as a SIP 200 OK message, that includes the Vonage customer’s telephone number and the IP address of the Vonage media gateway, or of an RTP relay if the call is routed through an RTP relay

2. Regarding Claim 20 of U.S. Patent No. 6,104,711, the Vonage Enjoined Parties are further specifically enjoined from making, using, offering for sale, selling or importing into the United States any system, method, or device, or portion of the foregoing, that implements the method now employed by Vonage, or any method that is only a colorable variation thereof, for processing a telephone call to a Vonage subscriber from a device connected to the public switched telephone network (“PSTN”), in which a Vonage proxy server receives a SIP INVITE message and, based on conditions and data set forth in the Vonage customer’s xml profile that provide more than one option for directing that particular call, the call is subsequently directed to an IP address for routing the call to one of those options, such as an IP address for routing the call to another number specified by the Vonage customer, voicemail, or any other number which the Vonage customer has selected pursuant to features which Vonage has designated as “call forwarding,” “voicemail,” “simulRing,” “call hunt,” “call waiting” or similar features, and in which the selected destination IP address is eventually sent back to the calling party via the Vonage media gateway, such as within a SIP 200 OK message, regardless of whether or not the call is routed through an RTP relay. The Vonage Enjoined Parties are further specifically enjoined from making, using, offering for sale, selling, or importing into the United States any system, method, or device, or portion of the foregoing, that implements the method now employed by Vonage, or any method that is only a colorable variation thereof, to check whether the status of a Vonage customer’s account is ACTIVE or SUSPEND, and which status check occurs on all calls made either to or from a Vonage customer, and, depending on the customer’s status, routes calls to different IP addresses depending on the status of the Vonage customer’s account – more specifically, Vonage’s routing of calls to an asterisk server if the Vonage customer’s account is in SUSPEND status and through a Vonage media gateway if the Vonage customer’s account is in ACTIVE status.

3. This injunction shall become effective immediately and Vonage shall forthwith provide written notice of this injunction to its officers, directors, agents, servants, representatives, attorneys, employees, subsidiaries, and affiliates. However, it is

FURTHER ORDERED that this Injunction Order, including the notice obligation of paragraph no. 3 immediately above, is hereby STAYED pursuant to the settlement agreement between the parties, but the injunction embodied herein shall become immediately effective

(absent further Order of the Court) within 7 days of the Court being notified of any of the following events:

A. Vonage fails to make any payment due to Verizon under the settlement agreement between the parties, and fails to fully cure such non-payment, breach or default within 5 days of written notice thereof; or

B. Vonage becomes a debtor, either voluntarily or involuntarily, under any chapter of the United States Bankruptcy Code or seeks protection from its creditors under any other federal or state law, within 91 days of receipt by Verizon of the last payment due Verizon under the parties’ settlement agreement; and it is.

FURTHER ORDERED, that the injunction provisions of this CONSENT ORDER shall be vacated and dissolved and otherwise null and void 91 days after the final payment has been received by Verizon, and all of Verizon’s claims of infringement under the ‘711 and ‘574 patents are dismissed with prejudice, unless the Court has received notification that any of the following events has occurred:

A. Vonage has not made all payments to Verizon under the parties’ settlement agreement and

B. Vonage has become a debtor, either voluntarily or involuntarily, under any chapter of the United States Bankruptcy Code or sought protection from its creditors under any other federal or state law, within 91 days after the final payment has been received by Verizon pursuant to the parties’ settlement agreement; and

C. An attempt has been made by any person or entity to seek recovery from Verizon of any monies paid by Vonage to Verizon pursuant to the terms of the parties’ settlement agreement within 91 days after the final payment of such monies has been received by Verizon.

4. This Court hereby retains jurisdiction to enforce the terms of this Consent Order and terms of the settlement agreement between the parties, but in all other respects this case is hereby dismissed with prejudice, each party to bear its own costs and expenses, including attorneys’ fees.

ENTERED this      day of             , 2007.

Alexandria, Virginia
United States District Judge

WE ASK FOR THIS:

Charles B. Molster, III (VA Bar No. 23613)
Winston & Strawn LLP
1700 K Street, N.W.
Washington, DC 20006-3817
(202) 282-5988

Dan K. Webb*
Peter C. McCabe*
Peggy M. Balesteri*
Winston & Strawn LLP
35 West Wacker Dr.
Chicago, Illinois 60601

John Thorne*
Robert H. Griffen*
VERIZON
1515 North Courthouse Road
Arlington, Virginia 22201

Counsel for VERIZON SERVICES CORP.,

VERIZON LABORATORIES INC. and
VERIZON COMMUNICATIONS INC.

Scott W. Doyle	(VA Bar No. 36915)
William M. Bosch	(VA Bar No. 34589)
Seth A. Watkins	(VA Bar No. 44639)
Daniel L. Girdwood	(VA Bar No. 68177)
Roger E. Warin*
Steven J. Barber*
Jose R. Gonzalez-Magaz*
STEPTOE & JOHNSON LLP
1330 Connecticut Ave., NW Washington, DC 20036-1795

Counsel for VONAGE HOLDINGS CORP. and VONAGE AMERICA, INC.

* Counsel admitted pro hac vice

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

Alexandria Division

VERIZON SERVICES CORP., et al.,	)
)
)
Plaintiffs,	)
)
v.	)	1:06cv682 (CMH/BRP)
)
VONAGE HOLDINGS CORP., et al.,	)
)
)
Defendants.	)

CONSENT ORDER

UPON CONSIDERATION of the decision of the United States Court of Appeals for the Federal Circuit dated September 27, 2007, as modified on rehearing on                     , and the issuance of the mandate of the Federal Circuit on                 , and the agreement of the parties, as reflected by the signatures of their counsel below, it is hereby

ORDERED that this Court’s Permanent Injunction Order of April 12, 2007, as modified on appeal, which has been in effect since the date that the mandate was issued by the Federal Circuit, is hereby vacated; and it is further

ORDERED that, based on the parties’ agreement, any remaining claims pending in this action are dismissed with prejudice, each party to bear its own costs and expenses, including attorney’s fees, and it is further

ORDERED that this Court’s Order of August 23, 2007, approving the parties’ Stipulation regarding Vonage’s payment of costs incurred by Verizon in this action is hereby vacated, as it has been mooted by the parties’ settlement agreement; and it is further

ORDERED that this Court hereby retains jurisdiction to enforce the terms of the terms of the settlement agreement between the parties, but in all other respects this case is hereby dismissed with prejudice, each party to bear its own costs and expenses, including attorneys’ fees.

ENTERED this      day of             , 2007.

Alexandria, Virginia
United States District Judge

WE ASK FOR THIS:

Charles B. Molster, III (VA Bar No. 23613)
Winston & Strawn LLP
1700 K Street, N.W.
Washington, DC 20006-3817
(202) 282-5988

Dan K. Webb*
Peter C. McCabe*
Peggy M. Balesteri*
Winston & Strawn LLP
35 West Wacker Dr.
Chicago, Illinois 60601

John Thorne*
Robert H. Griffen*
VERIZON
1515 North Courthouse Road
Arlington, Virginia 22201

Counsel for VERIZON SERVICES CORP.,
VERIZON LABORATORIES INC. and
VERIZON COMMUNICATIONS INC.

Scott W. Doyle	(VA Bar No. 36915)
William M. Bosch	(VA Bar No. 34589)
Seth A. Watkins	(VA Bar No. 44639)
Daniel L. Girdwood	(VA Bar No. 68177)
Roger E. Warin*
Steven J. Barber*
Jose R. Gonzalez-Magaz*
STEPTOE & JOHNSON LLP
1330 Connecticut Ave., NW
Washington, DC 20036-1795

Counsel for VONAGE HOLDINGS CORP. and VONAGE AMERICA, INC.

* Counsel admitted pro hac vice

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

Alexandria Division

VERIZON SERVICES CORP., et al.,	)
)
)
Plaintiffs,	)
)
v.	)	1:06cv682 (CMH/BRP)
)
VONAGE HOLDINGS CORP., et al.,	)
)
)
Defendants.	)

CONSENT ORDER

UPON CONSIDERATION of the decision of the United States Court of Appeals for the Federal Circuit dated September 27, 2007, as modified on                     , and the issuance of the mandate of the Federal Circuit on             , and the agreement of the parties, as reflected by the signatures of their counsel below, it is hereby

ORDERED that this Court’s Permanent Injunction Order of April 12, 2007, as modified on appeal, to the extent not vacated or modified, is hereby reinstated; and it is further

ORDERED that, based on the parties’ agreement, all claims and counterclaims not covered by the reinstated injunction are hereby dismissed with prejudice, each party to bear its own costs and expenses, including attorney’s fees, and it is further

ORDERED that this Court’s order of August 23, 2007, approving the parties’ Stipulation regarding Vonage’s payment of costs incurred by Verizon in this action is hereby vacated, as it has been mooted by the parties’ settlement agreement; and it is further

3. To the extent hereby reinstated, this Injunction Order shall become effective immediately and Vonage shall forthwith provide written notice of this injunction to its officers, directors, agents, servants, representatives, attorneys, employees, subsidiaries, and affiliates. However, it is

FURTHER ORDERED that this Injunction Order, including the notice obligations of paragraph no. 3 immediately above, is hereby STAYED pursuant to the settlement agreement between the parties, but the injunction embodied herein shall become immediately effective (absent further Order of the Court) within 7 days of the Court being notified of any of the following events:

A. Vonage fails to make any payment due to Verizon under the settlement agreement between the parties, and fails to fully cure such non-payment, breach or default within 5 days of written notice thereof; or

B. Vonage becomes a debtor, either voluntarily or involuntarily, under any chapter of the United States Bankruptcy Code or seeks protection from its creditors under any other federal or state law, within 91 days of receipt by Verizon of the last payment due Verizon under the parties’ settlement agreement; and it is.

FURTHER ORDERED, that the injunction provisions of this CONSENT ORDER shall be vacated and dissolved and otherwise null and void 91 days after the final payment has been received by Verizon, and all of Verizon’s claims of infringement under the ‘711 and ‘574 patents are dismissed with prejudice, unless the Court has received notification that any of the following events has occurred:

A. Vonage has not made all payments to Verizon under the parties’ settlement agreement and

B. Vonage has become a debtor, either voluntarily or involuntarily, under any chapter of the United States Bankruptcy Code or sought protection from its creditors under any other federal or state law, within 91 days after the final payment has been received by Verizon pursuant to the parties’ settlement agreement; and

C. An attempt has been made by any person or entity to seek recovery from Verizon of any monies paid by Vonage to Verizon pursuant to the terms of the parties’ settlement agreement within 91 days after the final payment of such monies has been received by Verizon.

4. This Court hereby retains jurisdiction to enforce the terms of this Consent Order and terms of the settlement agreement between the parties, but in all other respects this case is hereby dismissed with prejudice, each party to bear its own costs and expenses, including attorneys’ fees.

ENTERED this      day of             , 2007.

Alexandria, Virginia
United States District Judge

WE ASK FOR THIS:

Charles B. Molster, III (VA Bar No. 23613)
Winston & Strawn LLP
1700 K Street, N.W.
Washington, DC 20006-3817
(202) 282-5988

Dan K. Webb*
Peter C. McCabe*

Peggy M. Balesteri*
Winston & Strawn LLP
35 West Wacker Dr. Chicago, Illinois 60601

John Thorne*
Robert H. Griffen*
VERIZON
1515 North Courthouse Road
Arlington, Virginia 22201

Counsel for VERIZON SERVICES CORP.,
VERIZON LABORATORIES INC. and
VERIZON COMMUNICATIONS INC.

Scott W. Doyle	(VA Bar No. 36915)
William M. Bosch	(VA Bar No. 34589)
Seth A. Watkins	(VA Bar No. 44639)
Daniel L. Girdwood	(VA Bar No. 68177)
Roger E. Warin*
Steven J. Barber*
Jose R. Gonzalez-Magaz*
STEPTOE & JOHNSON LLP
1330 Connecticut Ave., NW
Washington, DC 20036-1795

Counsel for VONAGE HOLDINGS CORP.
and VONAGE AMERICA, INC.

* Counsel admitted pro hac vice

VERIZON CONFIDENTIAL

EXHIBIT D

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

VONAGE HOLDING CORP.,	§
Plaintiff,	§
vs.	§
	§	CIVIL NO. 4-04-CV-548-Y
SBC INTERNET SERVICES, INC.,	§	Consolidated with 4-05-CV-224-Y
ET AL,	§
Defendants,	§	§
and §
§
NORTEL NETWORKS, INC.,	§
Plaintiff,	§
vs.	§

VONAGE HOLDING CORP.,	§

Defendants,	§

STIPULATION OF DISMISSAL WITH PREJUDICE

Vonage Holdings Corp. (“Vonage”) respectfully files this Stipulation of Dismissal as to Bell Atlantic Communications, Inc. d/b/a Verizon Long Distance (“Verizon”). Vonage has agreed to dismiss all claims asserted against Verizon in this case with prejudice in accordance with a Patent Settlement Agreement. Accordingly, pursuant to Federal Rule of Civil Procedure 41(a)(1), Vonage stipulates to the dismissal with prejudice of all claims asserted in this case against Verizon. The parties further stipulate that they shall bear their own attorneys’ fees, expenses, and costs.

VERIZON CONFIDENTIAL

DATED: October     , 2007

Respectfully submitted,

ATTORNEYS FOR VONAGE
HOLDINGS CORP.

VERIZON CONFIDENTIAL

CERTIFICATE OF SERVICE

The undersigned certifies that the foregoing document was filed electronically in compliance with Local Rule CV-5(a) on October     , 2007. As such, this stipulation was served on all counsel who have consented to electronic service. Local Rule CV-5(a)(3)(A). Pursuant to Fed. R. Civ. P. 5(d) and Local Rule CV-5, all other counsel of record not deemed to have consented to electronic service were served with a true and correct copy of the foregoing by U.S. mail on October     , 2007.

VERIZON CONFIDENTIAL

EXHIBIT E

Charitable Organizations

Charities, each to receive $500,000.00:

1.	The Washington Center for Academic Internships and Scholarships

2.	Jobs for America’s Graduates, Inc.

3.	National Academy Foundation

4.	Bishop John T. Walker School for Boys of Washington, DC

5.	Inner-City Scholarship Fund of New York City

VERIZON CONFIDENTIAL

EXHIBIT F

Press Release

Press Release Draft 10/24/2007

In June 2006, Verizon Services Corp. brought a lawsuit against Vonage Holdings Corp. to enforce several Verizon patents relating to Voice over Internet Protocol (VoIP) services.

In March 2007, a jury held that Vonage is infringing three valid Verizon patents. The jury awarded $58 million in damages. The trial judge subsequently issued an injunction which was stayed pending Vonage’s appeal.

In September 2007, the U.S. Court of Appeals for the Federal Circuit upheld the trial court’s decisions on infringement, validity, and injunction as to two of the Verizon patents (the ‘574 and ‘711) and remanded as to the third patent (the ‘880). Vonage filed a petition for rehearing which is pending in the Court of Appeals.

Today the parties have agreed to resolve the patent lawsuit. The terms of the resolution depend on how the Court of Appeals decides Vonage’s pending petition for rehearing regarding two of the Verizon patents (the ‘574 and ‘711). If Vonage wins rehearing on either the ‘574 or ‘711 patent or if the injunction is vacated as to the ‘574 or ‘711 patent, Vonage will pay Verizon $80 million. If Vonage does not win rehearing on either the ‘574 or ‘711 patent, or if the stay is lifted reinstating the injunction, Vonage will pay Verizon $117.5 million.

The parties are pleased to have resolved this matter.